UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 17, 2025
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
333-274815-01	EMPIRE DISTRICT BONDCO, LLC	Delaware	93-3459519

EMPIRE DISTRICT BONDCO, LLC

c/o The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri 64801
 (Address of principal executive offices) (Zip Code)

(417) 625-5100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Empire District Bondco, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Empire District Bondco, LLC	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2025, Tim Wilson was appointed Manager and President of Empire District Bondco, LLC (the “Company”) effective as of January 17, 2025. Since July 2023, Mr. Wilson, 46, served as President of the Central Region – Electric for Liberty Utilities Service Corp., an affiliate of The Empire District Electric Company (“Empire”), for which the Company is a wholly-owned subsidiary. Prior to that, Mr. Wilson served as Vice President of Electric Operations from 2020 to 2023, Vice President of Strategic Projects and Energy Supply from 2019 to 2020, and Central Region Director of Electric Operations – Services from 2017 to 2019.

There are no arrangements or understandings between Mr. Wilson and any other person pursuant to which Mr. Wilson was appointed as Manager and President of the Company. Mr. Wilson does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

EMPIRE DISTRICT BONDCO, LLC

	By:	/s/ Jennifer Shewmake
Jennifer Shewmake
Dated: January 21, 2025		Manager, Secretary and Treasurer